Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Set forth below is a list of certain of the Registrant’s subsidiaries. Such subsidiaries are incorporated or organized in the jurisdictions indicated. Each of the listed subsidiaries is wholly owned by the Registrant, directly or indirectly, and all listed subsidiaries are included in the Registrant’s consolidated financial statements. The names of the Registrant’s remaining subsidiaries, if any, which may have been omitted from the following list, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

Domestic Subsidiaries

Almay, Inc., a Delaware corporation

Bari Cosmetics, Ltd., a Delaware corporation

Charles Revson Inc., a New York corporation

North America Revsale Inc., a New York corporation

OPP Products, Inc., a Delaware corporation

PPI Two Corporation, a Delaware corporation

Revlon Consumer Corp., a Delaware corporation

Revlon Development Corp., a Delaware corporation

Revlon Government Sales, Inc., a Delaware corporation

Revlon International Corporation, a Delaware corporation

Revlon Real Estate Corporation, a Delaware corporation

RIROS Corporation, a New York corporation

RIROS Group Inc., a Delaware corporation

SinfulColors Inc., a Delaware corporation

Foreign Subsidiaries

Corporación Rocosme 2012 C.A

Européenne de Produits de Beauté S.A.S.

New Revlon Argentina S.A.

Productos Cosmeticos de Revlon, S.A.

Promethean Insurance Limited

REMEA 2 B.V.

Revlon Australia Pty Limited

Revlon Beauty Products, S.L.

Revlon B.V.

Revlon Canada Inc.

Revlon Chile S.A.

Revlon China Holdings Limited

Revlon (Hong Kong) Limited

Revlon (Israel) Limited

Revlon Kabushiki Kaisha

Revlon Ltda.

Revlon Manufacturing Ltd.

Revlon Mauritius Ltd.

Revlon New Zealand Limited

Revlon Offshore Limited

Revlon Overseas Corporation, C.A.

Revlon Pension Trustee Company (U.K.) Limited

Revlon (Puerto Rico) Inc.

Revlon, S.A. de C.V.

Revlon (Shanghai) Limited

Revlon South Africa (Proprietary) Limited

Revlon S.p.A.

Revlon (Suisse) S.A.

Shanghai Revstar Cosmetic Marketing Services Limited

YAE Artistic Packings Industry Ltd.

YAE Press 2000 (1987) Ltd.